UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 1, 2000

EURAMAX INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-05978	58-2502320
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)
5445 Triangle Parkway, Suite 350, Norcross, Georgia		30092
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code 770-449-7066

Item 4. Change in Registrant's Certifying Accountants

  1.
  On September 1, 2000, the Board of Directors and the Audit Committee of Euramax International, Inc. (the "Company") approved the engagement of Ernst & Young LLP ("E&Y") as its independent auditors for the fiscal year ending December 31, 2000, to replace the firm of PricewaterhouseCoopers LLP ("PwC") who were dismissed as auditors of the Company effective September 1, 2000.

  2.
  The reports of PwC on the Company's consolidated financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

  3.
  In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1999, and in the subsequent interim period through September 1, 2000, there were no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make a reference to the matter of the disagreements in connection with its reports in the financial statements for such years.

  4.
  The Company has requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter dated September 8, 2000, is filed as Exhibit 16.1 to this Form 8-K.

  5.
  During the two most recent fiscal years, the Company has not consulted E&Y regarding: (1) the application of accounting principles to a specified transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on the Company's financial statements, and in no case was a written report provided to the Company nor was oral advice provided that the Company concluded was an important factor in reaching a decision as to an accounting, auditing or financial reporting issue; or, (3) any matter concerning a disagreement, as that term is defined in 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event with the former auditor (as described in Regulation S-K Item 304(a)(1)(v)).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)
The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

      (16.1) Letter from PricewaterhouseCoopers LLP dated September 8, 2000.

SIGNATURES

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Euramax International, Inc. Registrant

Date September 8, 2000	/s/ R. SCOTT VANSANT R. Scott Vansant V.P., Secretary and Chief Financial Officer